UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2007

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
Nortel Networks Corporation (the “Company”) today announced that it has commenced a proposed offering of an aggregate of US$1 billion in principal amount of senior unsecured convertible notes (the “Notes”) in two series (currently expected to be in equal principal amounts), one maturing in 2012 and the other in 2014, to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in Canada to qualified institutional buyers that are also accredited investors pursuant to applicable Canadian private placement exemptions, subject to market and other conditions. The Company would grant the initial purchasers over-allotment options to purchase up to an aggregate US$150 million of additional Notes. The Notes would be convertible into common shares of the Company and would be fully and unconditionally guaranteed by the Company’s principal direct operating subsidiary, Nortel Networks Limited, and initially fully and unconditionally guaranteed by the Company’s indirect subsidiary, Nortel Networks Inc. The Notes will be senior unsecured obligations and will rank pari passu with all other senior obligations of the Company.
The Company expects that the net proceeds from the sale of the Notes would be approximately US$980 million (US$1.125 billion if the initial purchasers exercise in full their over-allotment options) and plans to use these net proceeds to redeem on or about September 1, 2007 at par a corresponding amount of its US$1.8 billion outstanding principal amount of 4.25% Convertible Notes due 2008. Pending this redemption, the Company plans to invest the net proceeds in money market instruments.
The Notes and related guarantees and any common shares issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold unless so registered except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws in other jurisdictions. The press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees or common shares issuable upon conversion of the Notes nor shall there be any sale of the Notes and related guarantees or common shares issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful. The press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Katharine B. Stevenson
Katharine B. Stevenson
Treasurer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated:  March 22, 2007

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